Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Annual Report (Form 10-K) of our reports dated January 27, 2006, with respect to the consolidated financial statements of Hornbeck Offshore Services, Inc., Hornbeck Offshore Services, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Hornbeck Offshore Services, Inc.

Our audits also included the financial statement schedules of Hornbeck Offshore Services, Inc. listed in Item 15(a). These schedules are the responsibility of Hornbeck Offshore Services, Inc.’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is January 27, 2006, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements, each as may be subsequently amended:

Registration Statement (Form S-1 No. 333-108943) of Hornbeck Offshore Services, Inc.;

Registration Statement (Form S-8 No. 333-119109) of Hornbeck Offshore Services, Inc.;

Registration Statement (Form S-4 No. 333-121557) of Hornbeck Offshore Services, Inc.;

Registration Statement (Form S-8 No. 333-124698) of Hornbeck Offshore Services, Inc.;

Registration Statement (Form S-3 No. 333-128014) of Hornbeck Offshore Services, Inc.;

Registration Statement (Form S-4 No. 333-128016) of Hornbeck Offshore Services, Inc.; and

Registration Statement (Form S-4 No. 333-130784) of Hornbeck Offshore Services, Inc.

of our report dated January 27, 2006, with respect to the consolidated financial statements of Hornbeck Offshore Services, Inc. incorporated herein by reference, our report dated January 27, 2006, with respect to Hornbeck Offshore Services, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Hornbeck Offshore Services, Inc., included herein, and our report included in the preceding paragraph with respect to the financial statement schedules of Hornbeck Offshore Services, Inc. included in this Annual Report (Form 10-K) of Hornbeck Offshore Services, Inc.

/S/ ERNST & YOUNG LLP

New Orleans, LA

March 15, 2006